Exhibit 99.1

 TRANSGENOMIC INC. BEGINS TRADING ON THE NASDAQ CAPITAL MARKET AND IS GRANTED
    AN ADDITIONAL 180 DAYS TO REGAIN COMPLIANCE WITH THE $1.00 MINIMUM BID
                                   REQUIREMENT

    OMAHA, Neb., Aug. 16 /PRNewswire-FirstCall/ -- On February 15, 2006, The Nasdaq Stock Market ("Nasdaq") notified Transgenomic, Inc. (Nasdaq: TBIO) (the "Company") that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, the Company did not comply with Nasdaq's minimum bid requirement. Nasdaq provided the Company with a grace period of 180-calendar days, or until August 14, 2006, to regain compliance.

    The Company did not regain compliance, and on July 28, 2006, it applied to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market (the "Capital Market"). The application was approved on August 7, 2006, and on August 10, 2006, the Company's common stock began trading on the Capital Market.

    On August 15, 2006, the Company was notified by Nasdaq that it met all initial inclusion criteria for the Capital Market except for the minimum bid price. Therefore, Nasdaq provided the Company with an additional 180 calendar day period, or until February 12, 2007, to regain compliance. The Company may regain compliance with the minimum bid price requirement if, at any time before February 12, 2007, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

    About Transgenomic

    Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include Wave(TM) DHPLC systems, reagents, consumables and assay kits, Hanabi automated cytogenetics systems, and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,200 Wave systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic, Inc.
    -0-                             08/16/2006
    /CONTACT: Mike Summers of Transgenomic, Inc., +1-402-452-5446, msummers@transgenomic.com/
    /Web site:  http://www.transgenomic.com /
    (TBIO)